Post-Qualification Amendment No. 7

File No. 024-10767

BRIX REIT, Inc.

Explanatory Note

This amendment to the offering statement on Form 1-A (the “Amendment”) of BRIX REIT, Inc. has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment. This Amendment does not modify any provision of the offering circular that forms a part of the offering statement. Accordingly, the offering circular has been omitted.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1**	Dealer Manager Agreement by and between BRIX REIT, Inc. and North Capital Private Securities Corporation
2.1*	Articles of Incorporation
2.2*	Articles of Amendment
2.3A*	Articles of Amendment
2.4*	Bylaws
3.*	Distribution Reinvestment Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.*	Form of Investment Form and Subscription Agreement (included in the Offering Circular as Appendix A and incorporated herein by reference)
6.1*	Conflicts Committee Charter
6.2*	Purchase Agreement dated April 16, 2019 between Rich Uncles NNN Operating Partnership, LP and Agree Fort Worth TX LLC
6.3*	Assignment and Assumption of Purchase Agreement dated May 13, 2019 between Rich Uncles NNN Operating Partnership, LP and BRIX REIT, Inc.
6.4*	24 Hour Fitness Lease dated March 29, 2006 between Fort Worth Fitness, L.P. and 24 Hour Fitness USA, Inc.
6.5*	Purchase And Sale Agreement By And Between 2700 Anderson, LLC and BRIX REIT, Inc. dated August 20, 2019
6.6*	Loan Agreement dated April 30, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.7*	First Amendment to Loan Agreement dated June 11, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.8*	Second Amendment to Loan Agreement dated September 9, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.9*	Termination of Advisory Agreement as of October 28, 2019, by and among BRIX REIT, Inc., Brix Student Housing Operator, LLC and BrixInvest, LLC
6.10*	Third Amendment to Loan Agreement dated December 19, 2019 between Pacific Mercantile Bank and BRIX REIT, Inc.
6.11*	Advisory Agreement between BRIX REIT, Inc. and modiv Advisors, LLC, dated as of January 31, 2020 and effective as of February 3, 2020.
10*	Power of Attorney
11.1*	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2*	Consent of Squar Milner LLP
11.3**	Consent of Cushman & Wakefield Western, Inc.
12.*	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified
13.*	“Testing the waters” materials

* Previously filed
** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on May 29, 2020.

BRIX REIT, Inc.

By: /s/ Raymond J. Pacini Name: Raymond J. Pacini Title: Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William R. Broms William R. Broms	Chief Executive Officer and President (Principal Executive Officer)	May 29, 2020
/s/ Raymond J. Pacini Raymond J. Pacini	Chief Financial Officer (Principal Financial Officer)	May 29, 2020
/s/ Sandra G. Sciutto Sandra G. Sciutto	Chief Accounting Officer (Principal Accounting Officer)	May 29, 2020
/s/ Raymond Wirta* Raymond Wirta	Chairman of the Board	May 29, 2020
/s/ Aaron S. Halfacre Aaron S. Halfacre	Director	May 29, 2020
/s/ Vipe Desai* Vipe Desai	Director	May 29, 2020
/s/ Jeffrey Cyr* Jeffrey Cyr	Director	May 29, 2020
/s/ Caroline Harkins* Caroline Harkins	Director	May 29, 2020

By his signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Form 1-A POS Amendment No. 7 on behalf of the persons indicated.

*By:	/s/ Aaron S. Halfacre
Aaron S. Halfacre
Attorney-in-fact